                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                                  April 9, 2002

                              Swift Energy Company
                           (Exact Name of Registrant)

                                      Texas
                            (State of Incorporation)

         01-8754                                           74-2073055
  (Commission File No.)                        (IRS Employer Identification No.)


16825 Northchase Drive, Suite 400, Houston Texas              77060
   (Address of Principal Executive Offices)                 (Zip Code)


                                 (281) 874-2700
                         (Registrant's Telephone Number)


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. OTHER EVENTS

         On April 9, 2002, Swift Energy Company entered into an Underwriting Agreement with Credit Suisse First Boston ("CSFB") pursuant to which Swift proposed to issue and sell to CSFB 1.5 million shares of its common stock at $17.75 per share and also proposed to issue and sell to CSFB, at the option of CSFB, an aggregate of not more than 225,000 additional shares at $17.75 per share. Swift expects that the net proceeds from this sale of common stock will be approximately $26.5 million, or $30.5 million if CSFB exercises its option in full. The company intends to use these net proceeds to repay a portion of the outstanding indebtedness under its credit facility.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements - Not Applicable

         (b)      Pro Forma Financial Information - Not Applicable

         (c)      Exhibits

                  EXHIBIT NO.                                                  EXHIBIT

                     1.1                              Underwriting Agreement dated April 9, 2002

                     5.1                              Opinion of Jenkens & Gilchrist, a Professional
                                                      Corporation, as to the legality of the common
                                                      stock being offered
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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2002

                                        SWIFT ENERGY COMPANY



                                        By: /s/ ALTON D. HECKAMAN, JR.
                                           -------------------------------------
                                              Alton D. Heckaman, Jr.
                                              Senior Vice President - Finance,
                                              Chief Financial Officer